UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report
(Date of earliest event reported)	December 21, 2007 (December 21, 2007)
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SYMS CORP
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(Exact Name of Registrant as Specified in Its Charter)

New Jersey
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(State or Other Jurisdiction of Incorporation)

1-8546	22-2465228
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(Commission File Number)	(IRS Employer Identification No.)

Syms Way, Secaucus, New Jersey	07094
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(Address of Principal Executive Offices)	(Zip Code)

(201) 902-9600
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(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01(D) NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On December 21, 2007, Syms Corp (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1. The press release described the action of the Company’s Board of Directors in deciding definitively to cause the listing of the shares of the Company’s Common Stock on the New York Stock Exchange (the “NYSE”) to be withdrawn and to deregister its shares under the federal securities laws. The Company took such action voluntarily, based upon ownership by fewer than 300 holders of record of its shares, and not based on its receipt of any notice indicating that the Company failed to satisfy any rule or standard for continued listing on the NYSE nor because it was aware of any material noncompliance with the rules of the NYSE.

     Once the shares are delisted from the NYSE, the Company expects that its shares will trade on the Pink Sheets, LLC (Pink Sheets), an electronic network through which participating broker-dealers can make markets, and enter orders to buy and sell shares of companies. At least one registered broker-dealer has indicated an intention to sponsor the Company's shares on the Pink Sheets, and to act as a market maker following delisting. The Company anticipates that there will be several additional market makers for the Company's shares following delisting.

     The decision was made by the Company’s full Board with the advice of the Company’s financial advisor and after review by a Special Committee of independent directors of the Company’s decision to delist. The Special Committee relied in part on the advice of independent financial and legal advisors in making its decision.

     The Company is taking these actions principally to minimize financial and administrative burdens associated with being a Securities and Exchange Commission (the "SEC") reporting company and regulatory compliance under the Sarbanes-Oxley Act of 2002. The Company estimates that the savings in both direct and indirect costs associated with deregistration will be substantial on an ongoing basis and that direct recurring annual savings will exceed $750,000.

     In addition, the Company also expects that management will be able to better focus its attention and resources on continuing to improve operations and enhancing shareholder value. Finally, based upon the current level of trading on the NYSE and the anticipated interest by broker-dealers in trading the Company’s stock on the Pink Sheets, the Company does not anticipate any significant adverse change in the liquidity for the Company’s stock.

     The Company expects that the deregistration will become effective within 90 days after its filing with the SEC. Although, the Company will thereafter have no further obligation to make filings with the SEC, it intends to make information available (including audited financial statements) to the market generally equivalent to that previously made in its filings with the SEC. It anticipates posting such information, including financial statements, on the Company’s web site, www.syms.com, and, if available to it, the web site of the Pink Sheets, www.pinksheets.com. The Company also does not intend to engage in a “going private” transaction. The authorizing resolutions adopted unanimously by the Company’s Board of Directors provide that the Company may not discontinue posting information of the type described above or “go private” before May 31, 2009, in each case without obtaining the prior consent of a Special Committee of the Board of Directors of the Company comprised solely of “independent” directors, as independence is currently defined in the regulations of the NYSE.

     Sy Syms, the Chairman of the Board of the Company, and Marcy Syms, the Chief Executive Officer/President and a Director of the Company, collectively own beneficially approximately 56.6% of the Company’s outstanding Common Stock. This total includes shares owned in trust and as custodian as well as shares issuable upon exercise of presently exercisable stock options.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	99.1	Press Release of the Company, dated December 21, 2007, regarding delisting and deregistration.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMS CORP

By:	/s/ Antone F. Moreira
Name:	Antone F. Moreira
Title:	Vice President, Chief Financial
Officer

Date: December 21, 2007

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release of the Company, dated December 21, 2007, regarding delisting and deregistration.